Exhibit C
JOINT FILING STATEMENT
     The undersigned hereby agree that this Schedule 13D/A with respect to the Common Stock of Poniard Pharmaceuticals, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: November 17, 2009

MPM BIOVENTURES III, L.P.			MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			its General Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.			MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2005 BVIII LLC			MPM BIOVENTURES III GP, L.P.
By:	/s/ Luke Evnin		By:	MPM BioVentures III LLC, its General Partner
	Name:	Luke Evnin
	Title:	Manager	By:	/s/ Luke Evnin

				Name:	Luke Evnin
				Title:	Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin			/s/ Luke Evnin

	Name:	Luke Evnin		Luke Evnin
	Title:	Series A Member

/s/ Ansbert Gadicke	/s/ Nicholas Galakatos

Ansbert Gadicke	Nicholas Galakatos

/s/ Michael Steinmetz	/s/ Kurt Wheeler

Michael Steinmetz	Kurt Wheeler

/s/ Nicholas Simon III	/s/ Dennis Henner

Nicholas Simon III	Dennis Henner